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                                AMENDMENT NO. 1
                                     TO THE
                        1989 DIRECTOR STOCK OPTION PLAN
                                      FOR
                        KIRBY EXPLORATION COMPANY, INC.
                            (NOW KIRBY CORPORATION)

     The Board of Directors of Kirby Corporation, formerly Kirby Exploration Company, Inc. (the "Company"), amends prospectively as of January 18, 1994 the 1989 Director Stock Option Plan for Kirby Exploration Company, Inc., now Kirby Corporation (the "Plan") in the following respect only:

          First: The designation and name of the Plan is hereby amended and changed to: 1989 Director Stock Option Plan for Kirby Corporation.

          Second: Section 4(c)(i) of the Plan is hereby amended and restated in its entirely as follows:

             (i) Each Eligible Person who is elected a Director (not previously being a Director) shall be granted an Option for FIVE THOUSAND (5,000) Shares on the date of such Eligible Person's election as a Director, such date being the Date of Grant for such Option; and

          Third: The foregoing amendment to the Plan be effective prospectively only as of January 18, 1994 and that any stock options granted under the Plan prior to January 18, 1994 shall be governed by the Plan as it existed prior to the foregoing amendment.

          Fourth: The foregoing amendment, along with the prospective nature of the foregoing amendment, be submitted for approval to the Company's stockholders at the 1994 Annual Meeting of Stockholders or at some other meeting of stockholders.

          Fifth: If the stockholders of the Company do not approve the foregoing amendment within one (1) year after January 18, 1994, the foregoing amendment shall be null and void and any stock options granted subsequent January 18, 1994 shall be increased to such amount as if such grants had occurred pursuant to the Plan as it existed prior to January 18, 1994.

     The Board of Directors of the Company approved the foregoing amendment on January 18, 1994 and the stockholders of the Company approved the foregoing amendment on April 19, 1994.

                                          KIRBY CORPORATION

                                          By:    /s/  G. STEPHEN HOLCOMB
                                              ---------------------------------
                                                      G. Stephen Holcomb,
                                                      Assistant Secretary

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